Exhibit 21.1

LIST OF SUBSIDIARIES

1.	AccessPAS, Inc., a corporation organized under the laws of Delaware.

2.	EUROPE*STAR Gesellschaft für Satellitenkommunikation GmbH, a company organized under the laws of Germany.

3.	Intelsat (Gibraltar) Limited, a company organized under the laws of Gibraltar.

4.	Intelsat (Luxembourg) Finance Company S.a.r.l., a company organized under the laws of Luxembourg.

5.	Intelsat (Luxembourg) S.A., a company organized under the laws of Luxembourg.

6.	Intelsat Africa (Pty) Ltd., a company organized under the laws of South Africa.

7.	Intelsat Asia (Hong Kong) Limited, a company organized under the laws of Hong Kong.

8.	Intelsat Asia Carrier Services, Inc., a corporation organized under the laws of Delaware.

9.	Intelsat Asia Pty. Ltd., a company organized under the laws of Australia.

10.	Intelsat Brasil Ltda., a company organized under the laws of Brazil.

11.	Intelsat Brasil Servicos de Telecomunicacao Ltda., a company organized under the laws of Brazil.

12.	Intelsat Broadband Pty. Ltd., a company organized under the laws of Australia.

13.	Intelsat China (Hong Kong) Limited, a company organized under the laws of Hong Kong.

14.	Intelsat Clearinghouse Corporation, a corporation organized under the laws of Delaware.

15.	Intelsat Corporation, a corporation organized under the laws of Delaware.

16.	Intelsat de Colombia S.A., a company organized under the laws of Colombia.

17.	Intelsat France SAS, a company organized under the laws of France.

18.	Intelsat General Corporation, a corporation organized under the laws of Delaware.

19.	Intelsat Germany GmbH, a company organized under the laws of Germany.

20.	Intelsat Global Sales & Marketing Ltd., a company organized under the laws of England and Wales.

21.	Intelsat Global Service LLC, a limited liability company organized under the laws of Delaware.

22.	Intelsat Holdings LLC, a limited liability company organized under the laws of Delaware.

23.	Intelsat India Private Limited, a company organized under the laws of India.

24.	Intelsat Intermediate Holding Company S.A., a company organized under the laws of Luxembourg.

25.	Intelsat International Employment, Inc., a corporation organized under the laws of Delaware.

26.	Intelsat International Systems LLC, a limited liability company organized under the laws of Delaware.

27.	Intelsat Jackson Holdings S.A., a company organized under the laws of Luxembourg.

28.	Intelsat Kommunikations GmbH, a company organized under the laws of Germany.

29.	Intelsat License Holdings LLC, a limited liability company organized under the laws of Delaware.

30.	Intelsat License LLC, a limited liability company organized under the laws of Delaware.

31.	Intelsat Management LLC, a limited liability company organized under the laws of Delaware.

32.	Intelsat New Dawn (Gibraltar) Limited, a company organized under the laws of Gibraltar.

33.	Intelsat New Dawn Company, Ltd., a company organized under the laws of Bermuda.

34.	Intelsat Operations S.A., a company organized under the laws of Luxembourg.

35.	Intelsat Phoenix Holdings S.A., a company organized under the laws of Luxembourg.

36.	Intelsat Satellite LLC, a limited liability company organized under the laws of Delaware.

37.	Intelsat Service and Equipment Corporation, a corporation organized under the laws of Delaware.

38.	Intelsat Singapore Pte. Ltd., a company organized under the laws of Singapore.

39.	Intelsat Subsidiary (Gibraltar) Limited, a company organized under the laws of Gibraltar.

40.	Intelsat Subsidiary Holding Company S.A., a company organized under the laws of Luxembourg.

41.	Intelsat UK Financial Services Ltd., a company organized under the laws of England and Wales.

42.	Intelsat USA License LLC, a limited liability company organized under the laws of Delaware.

43.	Intelsat USA Sales LLC, a limited liability company organized under the laws of Delaware.

44.	Mountainside Teleport LLC, a limited liability company organized under the laws of Delaware.

45.	New Dawn Distribution Company, Ltd., a company organized under the laws of Mauritius.

46.	New Dawn Satellite Company, Ltd., a company organized under the laws of Mauritius.

47.	PanAmSat Capital Corporation, a company organized under the laws of Delaware.

48.	PanAmSat Communications Japan, Inc., a corporation organized under the laws of California.

49.	PanAmSat de Mexico S. de R. L. de C.V., a company organized under the laws of Mexico.

50.	PanAmSat do Brasil Ltda., a company organized under the laws of Brazil.

51.	PanAmSat Europe Corporation, a corporation organized under the laws of Delaware.

52.	PanAmSat Europe Limited, a company organized under the laws of England and Wales.

53.	PanAmSat FSC, Incorporated, a company organized under the laws of Barbados.

54.	PanAmSat India Marketing, L.L.C., a limited liability company organized under the laws of Delaware.

55.	PanAmSat India, Inc., a corporation organized under the laws of Delaware.

56.	PanAmSat International Holdings, LLC, a limited liability company organized under the laws of Delaware.

57.	PanAmSat International Sales, LLC, a limited liability company organized under the laws of Delaware.

58.	PanAmSat International Systems Limited, a company organized under the laws of the Cayman Islands.

59.	PanAmSat International Systems Marketing, L.L.C., a limited liability company organized under the laws of Delaware.

60.	PanAmSat Limited Liab. Co., a company organized under the laws of Switzerland.

61.	PanAmSat Satellite Europe Limited, a company organized under the laws of England and Wales.

62.	PanAmSat Services, Inc., a corporation organized under the laws of Delaware.

63.	PanAmSat Sistemas de Comunicacao DTH do Brasil Ltda., a company organized under the laws of Brazil.

64.	PAS International LLC, a limited liability company organized under the laws of Delaware.

65.	Southern Satellite Corporation, a corporation organized under the laws of Connecticut.

66.	Southern Satellite Licensee Corporation, a corporation organized under the laws of Delaware.

67.	USHI, LLC, a limited liability company organized under the laws of Delaware.

68.	WP Com, S. de R.L. de C.V., a company organized under the laws of Mexico.